UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CVRx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

CVRX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2024

April [•], 2024

Dear Stockholder:

You are cordially invited to attend the 2024 annual meeting of the stockholders (the “Annual Meeting”) of CVRx, Inc., a Delaware corporation (“we,” “us,” “CVRx,” or the “Company”). The Annual Meeting will be held in a virtual meeting format on Tuesday, June 4, 2024 at 11:00 a.m. (Central Time) for the following purposes:

1.	To elect the three nominees for Class III director to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election are Mudit Jain, Kirk Nielsen and Martha Shadan;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.	To amend the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law; and

4.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The record date for the Annual Meeting is April 9, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof.

The 2024 Annual Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. Stockholders will be able to attend, vote, and submit questions via the internet similar to attendance at an in-person meeting. You are cordially invited to attend. If you plan to participate in the virtual Annual Meeting, please see the Questions and Answers section below for further information.

If you have any questions or need assistance in voting your shares, please contact CVRx Investor Relations at ir@cvrx.com.

By Order of the Board of Directors

/s/ Jared Oasheim

Jared Oasheim
Chief Financial Officer
Minneapolis, Minnesota

YOUR VOTE IS IMPORTANT! ALL STOCKHOLDERS ARE CORDIALLY INVITED TO
VIRTUALLY ATTEND THE ANNUAL MEETING.

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card, or vote over the internet or telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Voting your shares promptly will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
EMERGING GROWTH COMPANY EXPLANATORY NOTE	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE	10
DIRECTOR COMPENSATION	15
PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	17
PROPOSAL NO. 3: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DELINQUENT SECTION 16(a) REPORTS	21
EXECUTIVE OFFICERS	22
EXECUTIVE COMPENSATION	23
EQUITY COMPENSATION PLAN INFORMATION	28
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	29
HOUSEHOLDING OF PROXY MATERIALS	29
OTHER MATTERS	30
APPENDIX A PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	A-1

i

CVRx, Inc.
9201 West Broadway Avenue, Suite 650
Minneapolis, Minnesota 55445

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 4, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record. Brokers and other nominees will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker or nominee. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We expect that this Proxy Statement and the Notice will be mailed to stockholders on or about April [•], 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
June 4, 2024 at 11:00 a.m. (Central Time)
via the internet. Please visit www.virtualshareholdermeeting.com/CVRX2024 for more details.

The Proxy Statement and 2023 Annual Report on Form 10-K are available at: www.proxyvote.com.

How do I attend the Annual Meeting?

The 2024 annual meeting of stockholders (the “Annual Meeting”) will be held on Tuesday, June 4, 2024 at 11:00 a.m. (Central Time) in a virtual meeting format. You will not be able to attend the Annual Meeting in person. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the internet. You will need your 16-digit control number included on the Notice, on the proxy card or in the instructions that accompanied the proxy materials to enter the Annual Meeting. You may log into the virtual meeting platform beginning at 10:45 a.m. (Central Time) on June 4, 2024.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in these proxy materials.

Information on how to vote at the Annual Meeting is discussed below.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of our Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions via the internet during a designated portion of the Annual Meeting. Stockholders will be limited to no more than two questions per person.

What if I have technical difficulties during the meeting or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Who can vote at the Annual Meeting?

Only validated stockholders at the close of business on the Record Date of April 9, 2024, will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,595,464 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 9, 2024, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on April 9, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being sent to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. The deadline for submitting your voting instructions to your broker, bank or other nominee is listed on the notice sent to you. You are also invited to attend the Annual Meeting and should follow the instructions from your broker, bank or other nominee on how to gain admittance and vote or ask questions.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class III directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified;

•	Ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024; and

•	Amendment of the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors of the Company (the “Board”) knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” the election of the three nominees for director;

•	“For” the ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024 ; and

•	“For” the amendment of the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law.

How do I vote?

With regard to the election of directors, you may either vote “For” the nominees or you may “Withhold” your vote for the nominees you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a broker, bank or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card provided by us. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote even if you have already voted by proxy. Voting at the Annual Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.

By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)	You may also vote in person virtually by attending the Annual Meeting through www.virtualshareholdermeeting.com/CVRX2024. As described above, you need the 16-digit control number on your Notice or proxy card to access the virtual meeting platform.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive a Notice from your broker, bank or nominee that include instructions that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2024, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for Class III director, “For” the ratification of Grant Thornton as the Company’s independent registered public accounting firm, and “For” the amendment of the Company’s Amended and Restated Certificate of Incorporation to allow for exculpation of officers as permitted by Delaware law. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways on or before the close of voting for the Annual Meeting:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent timely proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Secretary, CVRx, Inc., 9201 West Broadway, Suite 650, Minneapolis, Minnesota 55445; provided, however, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to ir@cvrx.com.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors and, with respect to each other proposal, votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable).

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on “non-routine” proposals. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine” under applicable rules but cannot vote the shares with respect to “non-routine” matters. On non-routine proposals, any “uninstructed shares” may not be voted by the broker, bank or nominee and are considered to be “broker non-votes.” Only the proposal to ratify the appointment of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Brokers, banks and other nominees do not have authority to vote on the election of directors without voting instruction from the beneficial owner. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

How many votes are needed to approve each proposal, what are the voting options, how does the Board recommend I vote and what is the effect of an withhold/abstention or broker non-vote?

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed?	Effect of Withhold/ Abstention	Effect of Broker Non-Vote
No. 1. Election of Directors – Three Nominees	Plurality	“For” or “Withhold”	“For”	No	None	None
No. 2. Ratification of the Appointment of Grant Thornton as the Company’s Independent Registered Public Accounting Firm	Majority of Shares Present or Represented by Proxy	“For,” “Against” or “Abstain”	“For”	Yes	Against	N/A
No. 3. Amendment of the Company’s Amended and Restated Certificate of Incorporation to Allow for Exculpation of Officers as Permitted by Delaware law	Two-Thirds of Shares Outstanding	“For,” “Against” or “Abstain”	“For”	No	Against	Against

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote generally in the election of directors are represented in person or by proxy at the Annual Meeting. On the Record Date, there were 21,595,464 shares outstanding and entitled to vote. Thus, the holders of at least 10,797,733 shares must be in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, the Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of the Company will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

How can I access the list of stockholders entitled to vote at the Annual Meeting?

A complete list of stockholders of record on the Record Date will be available by request to ir@cvrx.com for examination at our corporate offices by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all your shares are voted.

When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 24, 2024. Proposals should be sent to our Secretary at 9201 West Broadway, Suite 650, Minneapolis, Minnesota 55445.

When are other proposals and stockholder nominations for the 2025 Annual Meeting due?

With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated By-Laws (our “By-Laws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2025 Annual Meeting under these provisions of our By-Laws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than February 4, 2025 and not later than March 6, 2025 in order to be considered. In the event that the 2025 Annual Meeting is to be held on a date that is not within 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 90 days prior to such annual meeting and no later than the tenth day following the day on which we make a public announcement of the date of the 2025 Annual Meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 7, 2025.

Nominations or proposals should be sent in writing to our Secretary at 9201 West Broadway, Suite 650, Minneapolis, Minnesota 55445. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2025 Annual Meeting must set forth certain information, which is specified in our By-Laws.

EMERGING GROWTH COMPANY EXPLANATORY NOTE

We completed our initial public offering in July 2021. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies but not to “emerging growth companies,” including, but not limited to:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company until the last day of the fiscal year following July 2, 2026, the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would require, among other things, that we have been a public company for at least twelve months and would occur at the end of the fiscal year during which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Because we have elected to take advantage of certain reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board is presently comprised of six members. Accordingly, the Board has set the number of directors that will constitute the Board as of the Annual Meeting at six. The Board is divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting. Each director elected at an annual meeting serves from the time of his or her election until the third annual meeting of stockholders following that election and until his or her successor is duly elected and qualified. Class III directors, with a term expiring at the Annual Meeting, consist of Messrs. Mudit Jain and Kirk Nielsen and Ms. Shadan.

The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of three Class III directors, Messrs. Jain and Nielsen and Ms. Shadan, for re-election for three-year terms expiring at the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of these nominees is currently a director of the Company. Ms. Shadan is standing for election by stockholders for the first time at the Annual Meeting. Ms. Shadan was identified as a potential candidate for the Board by several non-employee directors and our Chief Executive Officer in a process overseen by the Nominating and Corporate Governance Committee to identify director candidates with relevant leadership experience to join the Board following our initial public offering.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Director Information

The names and ages of the nominees and continuing directors, and their length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Class Current Term Expires	Independent	AC	CC	NCG
Nominees for Class II Directors
Mudit Jain	55	July 2020	Class III 2024 Annual Meeting	Yes	M	C	M
Kirk Nielsen	50	July 2020	Class III 2024 Annual Meeting	Yes	M		M
Martha Shadan	68	July 2021	Class III 2024 Annual Meeting	Yes	—	M	—
Continuing Directors
Ali Behbahani	49	July 2013	Class I 2025 Annual Meeting	Yes	—	M	C
Kevin Hykes	58	December 2022	Class II 2026 Annual Meeting	No	—	—	—
Joseph Slattery (ILD)	59	October 2008	Class II 2026 Annual Meeting	Yes	F, C	M	—

C:	Committee Chair	M:	Member	F:	Financial Expert
AC:	Audit Committee	CC:	Compensation Committee	NCG:	Nominating and Corporate
ILD:	Independent Lead Director				Governance Committee

A brief biography of each nominee and each continuing director is set forth below, which includes information, as of the Record Date, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board.

Nominees for Terms Expiring in 2027 (Class III Directors)

Mudit K. Jain, Ph.D. has served as a director on the Board since July 2020. He has served as a Founding General Partner at Treo Ventures I, L.P. (formerly known as Strategic Healthcare Investment Partners) (“Treo”), a medical device-focused venture capital firm, since September 2018, and previously served as a Managing Director at Synergy Venture Partners, LLC, a medical technology venture capital investment firm, from April 2007 to September 2018. Dr. Jain has also served as the CEO and co-founder of NuXcel, a medical device accelerator, since 2018. Dr. Jain currently serves on the boards of directors of Avivomed, Inc., Neochord, Inc., Neuspera, Inc., Noctrix, Inc., NuXcel, One Heart Health, a non-profit organization, ShiraTronics, Inc., and iVEAcare, Inc., and he previously served on the board of directors of Inspire Medical Systems, Inc., Aptus Endosystems, Inc., and Impres Medical, Inc. Dr. Jain received a Ph.D. in Biomedical Engineering from Duke University, an M.B.A. from The Wharton School of the University of Pennsylvania and a B.E. in Electrical Engineering from National Institute of Technology, Nagpur, India.

The Board believes that Dr. Jain’s experience as a venture capital investor and expertise in biomedical engineering qualifies him to serve as a director on the Board.

Kirk Nielsen has served as a director on the Board since July 2020. Mr. Nielsen has served as a Managing Partner at Vensana Capital, a medtech-focused investment firm, since January 2019 and as a Managing Director at Versant Ventures, a healthcare-focused venture capital firm, since January 2011. He currently serves on the board of directors of Inari Medical, Inc. and on several boards of directors for private companies, including: Alleviant Medical, Artelon Inc., Metavention, Inc., and Moxe Health Corporation, and previously served on the board of directors of Monteris Medical and SpyGlass Ophthalmics. Mr. Nielsen received an M.B.A. from Harvard Business School and an A.B. from Harvard College.

The Board believes that Mr. Nielsen’s extensive management experience serving on the boards of directors of several medical technology companies qualifies him to serve as a director on the Board.

Martha Shadan has served as a director on the Board since July 2021. Ms. Shadan has served as President and Chief Executive Officer of Miach Orthopaedics, a developer of bio-engineered surgical implants for connective tissue restoration, from January 2019 to June 2022. From January 2018 to December 2018, Ms. Shadan served as Global Vice President of Marketing at Smith & Nephew plc, a multinational medical equipment manufacturer, a role she assumed after the company acquired Rotation Medical, a medical device company focused on regenerative shoulder repair treatment, where she was President and Chief Executive Officer. Ms. Shadan led Rotation Medical through FDA approval and commercialization of the Rotation Medical Bioinductive Implant for rotator cuff tears (now known as REGENETEN), as well as the company’s acquisition by Smith & Nephew in December 2017. Prior to joining Rotation Medical in January 2013, Ms. Shadan served as President of the Trauma Division at Zimmer where she managed the P&L for the global business and Vice President/General Manager of Vascular Therapies and Vice President/General Manager of BioSurgery and Sports Surgery at Covidien, and she held various positions at Bristol Myers Squibb Co. and Merck Millipore. Ms. Shadan currently serves on the boards of directors of AdvaMed, a trade association, LeMaitre Vascular Inc., a medical device and human tissue cryopreservation company, and as Chair of the board of directors of BrilliantStrings Therapeutics. Ms. Shadan received an M.B.A. from Northeastern University, a Master of Science in Biology from Michigan State University and Bachelor of Science in Biology from the University of New Hampshire.

The Board believes that Ms. Shadan’s significant executive leadership experience in the healthcare technology industry qualifies her to serve as a director on the Board.

Class I Director (Term Expiring in 2025)

Ali Behbahani, M.D. has served as a director on the Board since July 2013. He joined New Enterprise Associates, Inc. (“NEA”), a venture capital firm, in 2007 and is a Partner and Co-Head of Healthcare. Prior to joining NEA, Dr. Behbahani served as a consultant in business development at The Medicines Company, a specialty pharmaceutical company developing acute care cardiovascular products. He previously held positions as a Venture Associate at Morgan Stanley Venture Partners and as a Healthcare Investment Banking Analyst at Lehman Brothers. Dr. Behbahani serves on the boards of directors of Adaptimmune Therapeutics plc, a biopharmaceutical company, Arcellx, Inc., a biotechnology company, Black Diamond Therapeutics, Inc., a precision oncology medicine company, CRISPR Therapeutics AG, a biotechnology company, Monte Rosa Therapeutics, Inc., a biotechnology company, Nkarta, Inc., a biotechnology company, and Korro Bio, Inc., a biopharmaceutical company, and previously served on the boards of directors of Genocea Biosciences, Inc., Nevro Corp., Minerva Surgical Inc., and Oyster Point Pharma, Inc. Dr. Behbahani received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from The Wharton School of the University of Pennsylvania and a B.S. in Biomedical Engineering, Electrical Engineering and Chemistry from Duke University.

The Board believes that Dr. Behbahani’s experience in the medical device industry and as a member of the boards of directors of multiple companies in the healthcare industry qualifies him to serve as a director on the Board.

Class II Directors (Terms Expiring in 2026)

Kevin Hykes has served as our President and Chief Executive Officer, since February 2024, and as a director on the Board, since December 2022. Mr. Hykes previously served as the Chief Executive Officer of Augmedics, Inc., an augmented reality surgical navigation company, from December 2021 to February 2024. He has also served as a Venture Advisor to Vensana Capital, a medtech-focused investment firm, since November 2019. Mr. Hykes previously served as the President and Chief Executive Officer of each of Bardy Diagnostics, Inc., a remote cardiac monitoring and individual health services company, from August 2020 until its acquisition in June 2021, and Relievant, Inc., a provider of interventional treatment for chronic low back pain, from 2017 to January 2020. He also served as Chairman and Chief Executive Officer of Metavention Inc., a neuromodulation company, from 2013 to 2017, President and Chief Executive Officer of Cameron Health, Inc., a cardioverter-defibrillator medical device company, from 2010 until its acquisition in 2013, and Chief Commercial Officer of Visiogen, Inc., a developer of products for cataract and refractive patients, from 2008 until its acquisition in 2010. Mr. Hykes served as an Operating Partner at Versant Ventures, a healthcare focused venture capital firm, from 2013 to 2017. Mr. Hykes currently serves on the board of directors of Metavention Inc. and previously served on the boards of directors of Bardy Diagnostics, Inc., Relievant, Inc., and Veran Medical Systems, Inc., an interventional pulmonology medical device company. Mr. Hykes received a B.A. in Business Administration from the University of Wisconsin and an M.B.A. from Northwestern University.

The Board believes that Mr. Hykes’ leadership of our company as our President and Chief Executive Officer, as well as his significant senior executive leadership experience in the healthcare technology industry, uniquely position him to contribute to the Board.

Joseph Slattery has served as a director on the Board since October 2008. He previously served as the Executive Vice President and Chief Financial Officer of Asensus Surgical, Inc., a medical device company, from October 2013 to December 2019. Mr. Slattery also served as the Executive Vice President and Chief Financial Officer of Baxano Surgical, Inc., from April 2010 to September 2013. From February 1996 to August 2007, Mr. Slattery served in various roles of increasing responsibility at Digene Corporation, including as Chief Financial Officer and Senior Vice President of Finance and Information Systems, from October 2006 to August 2007. Mr. Slattery serves on the boards of directors of Morphic Therapeutic, Inc. and Replimune Group, Inc., and he previously served on the boards of directors of Baxano Surgical, Inc., Exosome Diagnostics, Inc., Micromet, Inc., and Omega Alpha SPAC. Mr. Slattery received a B.S. in Accounting from Bentley University and is a certified public accountant.

The Board believes that Mr. Slattery’s extensive finance and business experience in the life sciences industry and his expertise in public accounting qualifies him to serve as a director on the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH OF THE THREE NAMED DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that the Board has adopted, as well as additional information about the Board. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and the Company’s Code of Ethics and Conduct, described below, can be found in the Corporate Governance section of the Investor Relations section of our website at ir.cvrx.com/investor-relations. Alternatively, you can request a copy of any of these documents free of charge by writing to our Secretary at 9201 West Broadway, Suite 650, Minneapolis, Minnesota 55445. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

Board Composition

The Board currently consists of six directors. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors serving staggered three-year terms. At each annual meeting of stockholders, the directors will be elected to succeed the class of directors whose terms have expired. The current directors are divided among the three classes as follows:

•	Class I director is Mr. Behbahani, whose term expires at the 2025 Annual Meeting;

•	Class II directors consist of Messrs. Hykes and Slattery, whose terms expire at the 2026 Annual Meeting; and

•	Class III directors consist of Messrs. Jain and Nielsen, and Ms. Shadan, whose terms expire at the 2024 Annual Meeting.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation or removal.

Board Diversity

The following table summarizes certain self-identified characteristics of our directors, utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance:

Board Diversity Matrix (As of April [•], 2024)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Directors who identify as Persian or Middle Eastern:  2

Independence of the Board of Directors

The Board has affirmatively determined that all of the nominees and continuing directors, other than Mr. Hykes, are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the “Independent Directors”). In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and any transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships between any of the directors or executive officers.

Board Leadership Structure and Executive Sesssions

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer and/or to appoint an Independent Lead Director in any manner that it determines to be in the best interests of the Company at any point in time. The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. The Company’s Corporate Governance Guidelines provide that at any time when the Board is not led by an Independent Director serving as Chairman of the Board, the Independent Directors shall elect an Independent Director to serve as Lead Director.

Currently, there is not a Chairman of the Board; therefore, the Board has appointed an Independent Lead Director. In February 2024, Mr. Slattery was appointed Independent Lead Director to succeed Mr. Nielsen. The Board believes that the current Board leadership structure, with Mr. Slattery currently serving as the Independent Lead Director and Mr. Hykes serving as the Chief Executive Officer, provides effective independent oversight of management. The Board’s Independent Directors bring experience, oversight and expertise from outside of the Company, while Mr. Hykes brings Company-specific expertise and leadership.

The Company’s Corporate Governance Guidelines provide that the Board’s Independent Directors meet in executive session without non-Independent Directors or management present at most regularly scheduled Board meetings or more often as determined appropriate by the Independent Directors. The Board, including each of its committees, also has complete and open access to any member of the Company’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

Role of the Board in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters, financial reporting, and compliance with legal and regulatory requirements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. The Board also encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Meetings of the Board of Directors

The Board oversees the Company’s business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2023, the Board held seven meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. Five of the eight then-serving directors attended the Company’s 2023 Annual Meeting.

Committees of the Board of Directors

The Board has a number of committees that perform certain functions for the Board. The current standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the Company’s internal control over financial reporting and (iv) the compliance by the Company with certain legal and regulatory requirements. During 2023, the Audit Committee met nine times.

The Audit Committee operates under a written charter and is responsible for, among other things:

•	appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•	pre-approving all audit and non-audit services provided to the Company by the independent auditor (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);

•	reviewing and discussing with management and our independent auditor financial statements and management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and quarterly reports to be filed with the SEC;

•	reviewing and discussion with management the Company’s policies, practices and risks related to information security and cybersecurity; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee consists of Messrs. Jain, Nielsen and Slattery, with Mr. Slattery serving as the committee chair, and the Board has affirmatively determined that each member meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. In addition, the Board has determined that Mr. Slattery is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act. Each member of the Audit Committee is financially literate.

Compensation Committee

The Compensation Committee oversees the Company’s compensation policies, plans and benefits programs. During 2023, the Compensation Committee met six times.

The Compensation Committee operates under a written charter and is responsible for, among other things:

•	reviewing and approving corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•	reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

•	reviewing and making recommendations to the Board regarding director compensation; and

•	reviewing and approving or making recommendations to the Board regarding the Company’s compensation plans, policies and programs.

The Compensation Committee consists of Messrs. Behbahani, Jain and Slattery, and Ms. Shadan, with Mr. Jain serving as the committee chair. The composition of the Compensation Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the Compensation Committee is a non-employee director, as defined in Section 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending director nominees. During 2023, the Nominating and Corporate Governance Committee met six times.

The Nominating and Corporate Governance Committee operates under a written charter and is responsible for, among other things:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	recommending to the Board the nominees for election to the Board at annual meetings of the Company’s stockholders;

•	overseeing the self-evaluations of the Board and Board committees;

•	overseeing the Company’s programs, policies and practices relating to corporate responsibility and sustainability, including environmental, social and governance (“ESG”) matters; and

•	developing and recommending to the Board any proposed changes to the Company’s Corporate Governance Guidelines and principles.

The Nominating and Corporate Governance Committee consists of Messrs. Behbahani, Jain and Nielsen, with Mr. Behbahani serving as the committee chair. The composition of the Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations.

Compensation Committee Processes and Procedures

The implementation of the Company’s compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities. The Compensation Committee also meets regularly in executive session. Members of the Company’s management, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist in making recommendations on various compensation matters. However, the Company’s management does not participate in executive sessions of the Compensation Committee.

In connection with the Company’s initial public offering and becoming a public company, the Compensation Committee engaged Aon as an independent advisor to the Compensation Committee. Aon conducted an analysis and provided advice on, among other things, the appropriate equity compensation for our executive officers. For 2023, the Compensation Committee approved, with input from Aon, a peer group of comparable public companies, and Aon provided compensation information for those companies. The Compensation Committee considered this report when making its determinations regarding executive compensation for 2023.

The Compensation Committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, has confirmed the independence of Aon as a compensation advisor and determined that retaining Aon does not result in any conflict of interest.

Nominating and Corporate Governance Committee Process and Procedures

In connection with its nomination of directors for re-election at the Annual Meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each Board committee to evaluate their effectiveness and whether changes should be considered. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Board considers the following factors and qualifications, without limitation:

•	the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	practical and mature business judgment;

•	personal and professional integrity;

•	ethics and values; and

•	diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills).

The Nominating and Corporate Governance Committee periodically reviews the composition of the Board in light of then-current challenges and needs of the Board and the Company and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity on the Board, the Nominating and Corporate Governance Committee is sensitive to the importance of nominating persons with different perspectives, backgrounds and experience to enhance the deliberation and decision-making processes of the Board.

All of the Class III director nominees have been recommended to the Board by the Nominating and Corporate Governance Committee for election as directors at the Annual Meeting, and the Board has approved such recommendations.

Stockholder Recommendations to the Board of Directors

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may submit the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications with the Board of Directors

The Board’s relationship with the Company’s stockholders is an important part of the Company’s corporate governance program. Engaging with the Company’s stockholders helps the Board to understand how stockholders view the Company, to set goals and expectations for the Company’s performance and to identify emerging issues that may affect the Company’s strategies, corporate governance, compensation practices or other aspects of its operations. Stockholder and investor outreach includes investor road shows, analyst meetings and investor conferences and meetings. The Board also communicates with stockholders and other stakeholders through various media, including the Company’s annual report and SEC filings, proxy statement, news releases and website. The Company’s conference calls on quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on the Company’s website for a period of time.

The Board has a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at c/o Secretary, 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445. All appropriate communications received by the Company’s Secretary will be sent directly to the Board or to the particular director.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including the Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of the Code of Business Conduct and Ethics is available in the Documents and Charters section of the Investor Relations section of our website at ir.cvrx.com/investor-relations. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Company intends to disclose future amendments or waivers to the Code of Business Conduct and Ethics on its website or in public filings.

Anti-Hedging and Anti-Pledging Policy

The Board has approved an Insider Trading Policy that applies to all employees, officers and directors. Under this policy, all employees, officers and directors and their family members are prohibited from engaging in short-sales, transactions in put or call options or other derivative transactions, hedging transactions or other inherently speculative transactions in CVRx stock or pledging CVRx stock in any circumstance, including by purchasing CVRx stock on margin or holding CVRx stock in a margin account. With respect to the prohibition on hedging, the policy prohibits the purchase of any financial instrument, including prepaid variable forward contracts, equity swaps, zero cost collars and exchange funds that are designed to hedge or offset any decrease in the market value of CVRx stock; however, it does not prohibit participation in general portfolio diversification or investing in broad-based exchange funds.

DIRECTOR COMPENSATION

The directors play a critical role in guiding the Company’s strategic direction and in overseeing the Company’s management. The many responsibilities and risks and the substantial time commitment of being a director require that the Company provides adequate compensation commensurate with the directors’ workload and opportunity costs. Non-employee directors receive a combination of annual cash retainers and annual grants of stock options.

Compensation of our non-employee directors is reviewed and determined by the Board on an annual basis. The annual cash retainers and equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. The Board reviewed our non-employee director compensation and determined to not to increase the Director Compensation Program for fiscal 2023, which is described below:

Compensation Component	Amount ($)
Cash Compensation:
Non-Employee Board Member	40,000
Committee Chair
Audit	20,000
Compensation	15,000
Nominating and Corporate Governance	10,000
Committee Member
Audit	10,000
Compensation	7,500
Nominating and Corporate Governance	5,000
Chairman or Independent Lead Director	32,500

Equity Compensation (Stock Options):
Non-Employee Board Member	100,000

Cash Compensation. Cash retainers are paid quarterly in arrears.

Equity Compensation.

Annual Grant: A non-employee director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders shall be granted, on such annual meeting date, stock options with a grant date value of approximately $100,000, which shall vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date.

Initial Grant: Each non-employee director who is initially elected or appointed to serve on the Board shall be granted a stock option award with a grant date value of approximately $200,000. The initial equity grant will vest ratably on an annual basis over three years from the date of grant.

Each such award will vest in full upon the death or permanent disability of the non-employee director and upon a change in control of the Company (as defined in the 2021 Equity Incentive Plan (the “2021 Plan”)).

Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

2023 Director Compensation Table

The following table sets forth information for the year ended December 31, 2023, regarding the compensation awarded to, earned by or paid to the non-employee directors who served on the Board during 2023. Mr. Yared, who served as the Company’s President and Chief Executive Officer during the year ended December 31, 2023, and continued to serve in that capacity through February 11, 2024, does not receive additional compensation for his service as a director, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Yared is reported below in the “Summary Compensation Table.”

Director Compensation in 2023

Director Name	Fees Earned or Paid in Cash ($)	Stock Option Awards ($)(1)(2)	Total ($)
Ali Behbahani	57,953	99,947	157,900
Kevin Hykes	37,057	99,947	137,004
Mudit Jain	59,029	99,947	158,976
John Nehra(3)	56,209	0	56,209
Kirk Nielsen	65,357	99,947	165,304
Martha Shadan	47,500	99,947	147,447
Joseph Slattery	67,500	99,947	167,447

(1)	Amounts reflect the aggregate grant date fair value of stock options computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	As of December 31, 2023, the non-employee directors held outstanding stock options to acquire the following number of shares of the Company’s common stock:

Director Name	Outstanding Stock Options (#)
Ali Behbahani	54,307
Kevin Hykes	39,034
Mudit Jain	49,379
John Nehra	29,737
Kirk Nielsen	50,643
Martha Shadan	73,870
Joseph Slattery	89,108

(3)	Mr. Nehra’s service on the Board concluded on June 5, 2023 when his term ended at the 2023 annual meeting of stockholders.

2024 Director Compensation Changes

In early 2024, the Compensation Committee reviewed market data on director compensation compiled by the Compensation Committee’s independent compensation consultant for the same peer group used for setting executive compensation. Upon review, the Compensation Committee recommended, and the Board approved, the following changes to the director compensation program for 2024 to more closely align with relevant market data:

•	Increase in the annual cash compensation for all non-employee directors from $40,000 to $45,000; and

•	Increase in the grant date value for the annual stock option grant for non-employee directors from $100,000 to $130,000 (and a corresponding increase in the initial grant value from $200,000 to $260,000).

PROPOSAL NO. 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board is submitting this appointment to our stockholders for ratification at the Annual Meeting. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. Representatives of Grant Thornton plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our By-Laws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF GRANT THORNTON AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Fees

The following is a summary of the fees and services provided by Grant Thornton to the Company for fiscal years 2023 and 2022:

	Fiscal Year Ended December 31,
Description of Services Provided by Grant Thornton	2023($)	2022($)
Audit Fees(1)	257,230	223,800
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
TOTAL	257,230	223,800

(1)	Audit fees for Grant Thornton for 2023 and 2022 were for professional services rendered for the audits of the Company’s financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. Fees for 2023 and 2022 included $59,280 and $41,800, respectively, related to comfort letters provided for the Company’s shelf Registration Statement on Form S-3 and the at-the-market facility.

As set forth in the Audit Committee Charter, the Audit Committee pre-approves the scope of the audit, audit-related and tax services provided by the independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, and presents its conclusions to the full Board on at least an annual basis.

All the services provided by Grant Thornton during 2023, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2023, the Audit Committee met and held discussions with management and Grant Thornton, the Company’s independent registered public accounting firm. The Company’s management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with Grant Thornton.

In addition, the Audit Committee has reviewed and discussed with Grant Thornton: (i) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), and the SEC; and (ii) the written disclosures and the letter received from Grant Thornton required by applicable requirements of PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and the independence of Grant Thornton from the Company and its management.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Joseph Slattery, Chair
Mudit Jain

Kirk Nielson

PROPOSAL NO. 3: AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW

Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware corporations to include a provision in their certificates of incorporation to limit or eliminate the liability of certain of their officers in limited circumstances, as permitted under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). In light of this legislation, the Board of Directors recommends our stockholders approve an amendment to Article VIII of the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to provide that certain of our officers will not be liable to the Company or our stockholders for monetary damages for breach of the officer’s fiduciary duty, except to the extent such exemption from liability is not permitted under the DGCL. The Amendment also provides that if the DGCL is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by law, as so amended. Currently, Article VIII of the Company’s Amended and Restated Certificate of Incorporation provides for the exculpation of our directors but does not provide for exculpation of our officers.

Section 102(b)(7) of the DGCL permits exculpation of officers only for direct claims brought by stockholders alleging breaches of the fiduciary duty of care. Exculpation would not apply to liability for any derivative action by or in the right of the corporation. This means that our Board and stockholders may still bring claims on behalf of the corporation for a breach of duty of care against officers. Consistent with the exculpation of directors, exculpation of officers also would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The officers who would be covered by the proposed Amendment include any officer who, during the course of conduct alleged to be wrongful, (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as a named executive officer; or (iii) has, by written agreement with the Company, consented to being identified as an officer for purposes of service of process in Delaware.

In considering whether to propose the Amendment, the Board of Directors considered that the role of an officer, like the role of a director, requires time-sensitive decision-making on critical matters that will better reflect stockholders’ interests when officers are not under threat of personal financial liability from claims, actions or lawsuits that second guess such decisions on the basis of hindsight, especially in the current litigious environment. For more than 35 years, Section 102(b)(7) of the DGCL has permitted Delaware corporations to exculpate their directors from personal liability for monetary damages associated with breaches of the duty of care. This protection has been viewed as being necessary for the attraction and retention of qualified directors. The Board of Directors believes the proposed Amendment better aligns the protections available to the Company’s officers with those currently available to the Company’s directors, and this protection strikes an appropriate balance between our stockholders’ interest in accountability and their interest in the Company being able to continue to attract and retain top executive talent. For these reasons, and taking into account the limits on the types of claims for which officers’ liability would be exculpated, the Board of Directors determined that approval of the Amendment to allow for exculpation of certain of the Company’s officers is advisable and in the best interests of the Company and the stockholders.

If the stockholders approve the Amendment, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which the Company anticipates doing immediately following stockholder approval. Our Board reserves the right to elect to abandon the Amendment at any time before it becomes effective even if it is approved by the stockholders. Other than the replacement of the existing Article VIII, the remainder of the Company’s Amended and Restated Certificate of Incorporation will remain unchanged after effectiveness of the Amendment. A copy of the proposed Amendment is included in the attached Appendix A to this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW FOR EXCULPATION OF OFFICERS AS PERMITTED BY DELAWARE LAW.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of April 9, 2024 by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of the Company’s directors, nominees and named executive officers individually; and

•	all the Company’s directors and named executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or pursuant to vesting of RSUs, within 60 days of April 9, 2024. In accordance with SEC rules, shares issuable pursuant to stock options and RSUs are deemed outstanding for computing the percentage of the person holding such equity awards but are not outstanding for computing the percentage of any other person. The percentage ownership of the Company’s common stock is based on 21,595,464 shares of the Company’s common stock issued and outstanding as of April 9, 2024.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o CVRx, Inc., 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445. To the Company’s knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders
Johnson & Johnson(1)	4,109,336	19.2%
New Enterprise Associates(2)	2,199,471	11.4%
Coöperatieve Gilde Healthcare IV U.A.(3)	1,368,206	6.6%
Vensana Capital I, L.P.(4)	1,711,355	8.2%
Directors
Ali Behbahani(2)(5)	54,412	*
Kevin Hykes(6)	24,516	*
Mudit K. Jain(7)	987,215	4.6%
Kirk Nielsen(4)(8)	1,761,787	8.1%
Joseph Slattery(9)	106,634	*
Martha Shadan(10)	65,575	*
Named Executive Officers
Nadim Yared(11)	889,817	4.0%
Jared Oasheim(12)	206,705	1.0%
Paul Verrastro(13)	150,305	*
All current executive officers and directors as a group (10 persons)(14)	4,389,040	18.9%

*	Represents less than 1% of CVRx’s outstanding common stock.

(1)	Based solely on a Form 13G/A filed with the SEC on February 2, 2024. Includes (i) 3,495,575 shares of common stock held by Johnson & Johnson Innovation-JJDC, Inc. (“JJDC”), a wholly-owned subsidiary of Johnson & Johnson (“J&J”), (ii) options exercisable for 6,036 shares of common stock held by JJDC, and (iii) 607,725 shares of common stock subject to warrants held by Biosense Webster, Inc., a wholly owned subsidiary of J&J (“Biosense Webster”). J&J may be deemed to indirectly beneficially own the securities that are directly beneficially owned by JJDC and Biosense Webster. The principal business address of J&J is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 and the principal business address of JJDC is 410 George Street, New Brunswick, New Jersey 08901.

(2)	Based solely on a Form 13D filed with the SEC on July 15, 2021. Includes 173,388 shares of common stock held by New Enterprise Associates 8A, Limited Partnership (“NEA 8A”) and 2,026,083 shares of common stock held by New Enterprise Associates 10, Limited Partnership (“NEA 10”). As the sole partner of NEA 8A and NEA 10, New Enterprise Partners 10, Limited Partners (“NEA Partners 10”) may be deemed to own beneficially the shares held by NEA 8A and NEA 10. As sole general partner of NEA Partners 10, Scott D. Sandell may be deemed to own beneficially the shares held by NEA 8A and NEA 10. By virtue of their relationship as affiliated entities whose controlling entities have overlapping individual controlling persons, each of NEA 8A, NEA 10 and NEA Partners 10 may be deemed to share the power to direct the disposition and vote of the shares held by NEA 8A and NEA 10. Each of NEA 8A, NEA 10, NEA Partners 10 and Mr. Sandell disclaims beneficial ownership of all the shares held by NEA 8A and NEA 10 other than shares which such person owns of record. The address of the above entities and individuals is c/o New Enterprise Associates, Inc., 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.

(3)	Based solely on a Form 13D/A filed with the SEC on January 1, 2024. Includes options exercisable for 2,463 shares of common stock. All shares are held of record by Coöperatieve Gilde Healthcare IV U.A. (“Gilde IV”). Gilde Healthcare IV Management BV is the manager of Gilde IV and may be deemed to share voting, investment and dispositive power with respect to these securities. Gilde Healthcare IV Management BV is fully owned by Gilde Healthcare Holding BV. The managing partners of Gilde Healthcare Holding BV are Manapouri B.V. (of which Edwin de Graaf is the owner and managing director) and Martemanshurk B.V. (of which Pieter van der Meer is the owner and managing director), which share voting, investment and dispositive power with respect to these securities. The address of Gilde IV is Newtonlaan 91, 3584 BP, Utrecht, The Netherlands.

(4)	Based solely on a Form 13G/A filed with the SEC on February 6, 2024. All shares are held of record by Vensana Capital I, L.P. (“Vensana I”). Vensana Capital I GP, LLC (“Vensana GP I”) is the general partner of Vensana I and may be deemed to share voting, investment and dispositive power with respect to these securities. Kirk Nielsen, a member of the Board, and Peter Justin Klein are the managing directors of Vensana GP I and may each be deemed to share voting, investment and dispositive power with respect to these securities. The address of Vensana I is 3601 W. 76th Street, Suite 20, Minneapolis, Minnesota 55435.

(5)	Includes options exercisable for 54,096 shares of common stock on or before June 8, 2024.

(6)	Includes options exercisable for 24,516 shares of common stock on or before June 8, 2024.

(7)	Includes (i) options exercisable for 49,379 shares of common stock on or before June 8, 2024, (ii) options exercisable for 1,053 shares of common stock on or before June 8, 2024 that are owned by Treo and (iii) 933,383 shares of common stock that are owned by Treo. Mr. Jain is the General Partner of Treo and shares voting and dispositive power over the shares held by Treo.

(8)	Includes (i) options exercisable for 50,432 shares of common stock on or before June 8, 2024 and (ii) 1,711,355 shares of common stock that are owned by Vensana I. Mr. Nielsen is a Managing Director of Vensana, the General Partner of Vensana I, and shares voting and dispositive power over the shares held by Vensana I. Mr. Nielsen disclaims beneficial ownership of the shares held by Vensana I except to the extent of his pecuniary interest thereof.

(9)	Includes options exercisable for 84,489 shares of common stock on or before June 8, 2024.

(10)	Includes options exercisable for 65,575 shares of common stock on or before June 8, 2024.

(11)	Includes (i) options exercisable for 838,397 shares of common stock on or before June 8, 2024 and (ii) 25,165 shares of common stock held by the Nadim Yared Irrevocable Trust for Children, of which Mr. Yared and his wife serve as the trustees.

(12)	Includes options exercisable for 191,258 shares of common stock on or before June 8, 2024.

(13)	Includes options exercisable for 149,500 shares of common stock on or before June 8, 2024.

(14)	Includes options exercisable for 1,649,540 shares of common stock on or before June 8, 2024. See also footnotes 7, 8, and 11 above for other shares indirectly owned.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that directors, executive officers and beneficial owners of more than 10% of our common stock file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of copies of these forms filed with the SEC, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2023, except for a Form 4 filed by Johnson & Johnson on March 6, 2024 reporting the net exercise of a warrant on February 16, 2024 and the exercise of fifteen stock options on February 9, 2024.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Kevin Hykes	58	President, Chief Executive Officer & Director
Jared Oasheim	41	Chief Financial Officer
Craig Palmer	47	Senior Vice President of US Sales
Paul Verrastro	61	Chief Marketing and Strategy Officer

Mr. Hykes’ biography can be found above with the biographies of the other members of the Board. Biographies for the Company’s other executive officers are below.

Jared Oasheim has served as the Company’s Chief Financial Officer since October 2020 and has over 19 years of finance experience. Mr. Oasheim joined the Company in August 2015 as VP of Finance/Controller. Prior to joining the Company, Mr. Oasheim held various leadership roles at three emerging growth technology companies after starting his career with KPMG LLP. Mr. Oasheim received a B.S. in Accounting from the Carlson School of Management at the University of Minnesota. He is a certified public accountant (inactive).

Craig Palmer has served as the Company’s Senior Vice President of US Sales since February 2022 and previously served as the Company’s Vice President of US Sales since 2012. Mr. Palmer has over 21 years of pharmaceutical, bio-technology and cardiovascular medical device field experience. Prior to joining the Company, Mr. Palmer was responsible for launching and developing the markets for key cardiovascular therapies, such as Carvedilol, Ranolazine, Implantable Cardiac Defibrillators, Pacemakers and Cardiac Resynchronization Therapies. Prior to that, Mr. Palmer worked with some of the elite organizations of the industry, including GlaxoSmithKline, Gilead, Boston Scientific and St. Jude Medical. Mr. Palmer received a B.S. degree from The Pennsylvania State University.

Paul Verrastro has served as the Company’s Chief Marketing Officer since January 2021 and became Chief Marketing and Strategy Officer in June 2022. He has over 33 years of experience in the cardiac rhythm market. Prior to joining the Company, Mr. Verrastro managed his own consulting business, working with clients such as St. Jude Medical, Abbott Cardiovascular and Medtronic CRDM. Mr. Verrastro started his career as a sales representative for Medtronic, and after ten years in the field, he joined Guidant Corporation as Director of Implantable Cardiac Defibrillators Marketing. Mr. Verrastro then served as Vice President of Marketing for all of Guidant Corporation in Europe and later as Vice President of Global Marketing for their customer relationship management division. In May 2011, Mr. Verrastro rejoined Medtronic as Vice President of Global Strategic Marketing. Over his career, he has helped bring a number of new technologies to market, including implantable cardiac defibrillators, cardiac resynchronization therapies, implantable loop recorders and leadless pacing. Mr. Verrastro received a B.S. degree from Syracuse University.

EXECUTIVE COMPENSATION

This section describes the material components of the Company’s executive compensation program for the executive officers who are named in the “Summary Compensation Table” below. In 2023, our named executive officers (“NEOs”) and their positions were as follows:

•	Nadim Yared, our former President and Chief Executive Officer

•	Jared Oasheim, our Chief Financial Officer

•	Paul Verrastro, our Chief Marketing and Strategy Officer

Effective February 12, 2024, the Board of Directors appointed Kevin Hykes, who was then serving as a member of the Board of Directors, as President and Chief Executive Officer. Mr. Hykes succeeds Mr. Yared, who had previously announced his plans to retire upon appointment of his successor. Mr. Yared also retired as a member of the Board of Directors and remains a consultant with the Company pursuant to the terms of a Transition and Consulting Agreement described below.

As an “emerging growth company” within the meaning of the JOBS Act, we have opted to comply with the reduced executive compensation disclosure requirements available to emerging growth companies pursuant to the JOBS Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Summary Compensation Table

The following table discloses compensation paid by us during the fiscal years set forth below to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Nadim Yared	2023	577,300	—	2,116,160	448,297	851	3,142,608
Former President and Chief Executive Officer	2022	530,400	—	1,217,179	233,151	654	1,981,384

Jared Oasheim	2023	380,000	—	740,656	196,724	—	1,317,380
Chief Financial Officer	2022	345,000	—	376,684	101,102	—	822,786

Paul Verrastro	2023	390,000	—	476,136	208,972	—	1,075,108
Chief Marketing and Strategy Officer	2022	367,500	30,000	303,262	132,343	—	833,105

(1)	The amount for Mr. Verrastro reflects a $30,000 bonus for 2022 to recognize his contributions stepping into an additional strategy role.

(2)	Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in the relevant year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)	The amounts represent the annual cash incentive awards earned by each NEO.

(4)	The amounts reported in the All Other Compensation column for 2023 and 2022 represent reimbursement for Mr. Yared’s commuting expenses.

Narrative to Summary Compensation Table

2023 Base Salaries

Our NEOs receive a base salary to compensate them for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role and responsibilities. Initial base salaries for the NEOs were set forth in their respective employment agreements and are annually reviewed by the Compensation Committee. Base salaries for our NEOs for 2023 and 2022 are set forth below. Actual salary amounts paid to each NEO are set forth in the “Salary” column of the “Summary Compensation Table” above. Base salaries actually paid reflect the pro-rated amounts of base salary in effect for each portion of the year, where applicable.

Name	2023 Base Salary ($)	2022 Base Salary ($)
Nadim Yared	577,300	530,400
Jared Oasheim	380,000	345,000
Paul Verrastro	390,000	367,500

2023 Annual Incentive Awards

Our NEOs are eligible to receive a cash payment based on our achievement of certain financial and individual performance goals. Our NEO’s and the Company’s performance determine the amount, if any, of awards earned. Such awards are based on performance relative to the established targets, which are established annually by the Compensation Committee.

The Compensation Committee determined that the annual incentive opportunity for our NEOs in 2023 would be based on the Company’s achievement of revenue and operational goals, including BAROSTIM implants in the U.S., worldwide revenue, European revenue, cash expenditures and and enrollment in the BATwire trial. For Mr. Verrastro, one-half of his annual incentive opportunity is based on these same corporate goals as for the other NEOs and one-half is based specifically on U.S. heart failure revenue measures. The weightings of the goals varied among our NEOs as reflected below:

Metric	Mr. Yared	Mr. Verrastro	Mr. Oasheim
Heart failure implants in the U.S.	15%	7.5%	15%
Worldwide revenue	60%	30%	60%
U.S. heart failure revenue	0%	50%	0%
European revenue	0%	2.5%	0%
Cash expenditures	15%	7.5%	15%
BATwire enrollment	10%	2.5%	10%

Achievement against the stated goals is determined annually and can range from 0% to 150% of the portion of the target incentive amount attributed to each goal. The annual target incentive opportunities (expressed as a percentage of base salary) for 2023 for our NEOs were as follows, and, for the sake of clarity, our NEOs can earn more or less than target based on the achievement of the respective goals:

Name	Annual Target Incentive % of Base Salary
Nadim Yared	75%
Jared Oasheim	50%
Paul Verrastro	50%

The 2023 annual cash incentive awards paid to our NEOs based on the Company’s and individual performance results are set forth below. The target percentages are pro-rated amounts based on the different target levels in effect for each portion of the year, where applicable.

Name	Target Percentages (% of salary)	Target Award Value ($)	Actual Award Paid ($)	Paid Award (% of target)
Nadim Yared	75%	432,975	448,297	104%
Jared Oasheim	50%	190,000	196,724	104%
Paul Verrastro	50%	195,000	208,972	107%

The actual 2023 annual cash incentive award amounts that were paid in 2024 are included in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

2023 Stock Option Grants

The Company uses stock options as the primary incentive for long-term compensation to our NEOs. All of the stock options will vest as to 25% of the shares on the first anniversary of the date of grant and as to 1/48th of the shares each month thereafter. Each NEO’s unvested stock options generally terminate on his or her termination of employment for any reason, except that the unvested portion of the stock options will vest if the NEO’s employment is terminated by the NEO due to Constructive Discharge or by us for any reason other than for Cause during the first six months following a Change in Control of the Company. For these purposes, Constructive Discharge and Cause are defined in the applicable award agreement and are consistent with the same terms included in executive employment agreements as described under “Employment Agreements” below.

Other Elements of Compensation

401(k) Plan

The Company currently maintains a 401(k)-retirement savings plan (the “401(k) Plan”) for employees who satisfy certain eligibility requirements, including our NEOs. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. The Company believes that providing a vehicle for tax-deferred retirement savings through the 401(k) Plan adds to the overall desirability of our executive compensation package. The Company does not match employee contributions to the 401(k) Plan.

Other Employee Benefits and Perquisites

All of our full-time U.S.-based employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

The Company provides the statutorily required, country-specific health and welfare benefits to our European-based employees.

The Board approved Mr. Yared residing in a state other than where our principal office is located, due in part to the recognition of his extensive travel schedule. For 2023, the Company provided him reimbursement of his expenses for commuting to the Company’s principal office, which we report in the Summary Compensation Table under the column entitled “All Other Compensation.”

Employment Agreements

The Company has entered into an employment agreement with each of our NEOs. Each employment agreement sets forth an initial annual base salary for the NEO and provides that the NEO’s future annual base salary will be determined annually by the Compensation Committee. Each employment agreement is for an indefinite term and is terminable at will; provided that, 30 days advance notice must be provided in the event of a termination of the NEO’s employment without Cause or in the event of the NEO’s termination of employment due to resignation or Constructive Discharge. The terms “Cause” and “Constructive Discharge” are defined below.

In the event of the NEO’s termination of employment without Cause or due to Constructive Discharge during the Protection Period, which is the period commencing three months preceding a Change in Control of the Company and ending 18 months following a Change in Control of the Company, the employment agreements provide for the NEO to receive a lump sum payment of 18 months’ base salary in the case of the CEO, 12 months’ base salary in the case of NEOs and a lump sum payment of 150% of the current year’s target annual bonus in the case of the CEO, 100% of the current year’s target annual bonus in the case of the other NEOs and reimbursement of medical insurance premiums for a period of 18 months in the case of the CEO and 12 months in the case of the other NEOs. If there is no target bonus for the applicable NEO for the year of termination, the payment will be based on the average of the actual bonus paid to the executive in the three years preceding the termination. For these purposes, a Change in Control of the Company is defined substantially the same as in the 2021 Plan.

In the event of the NEO’s termination of employment without Cause or due to Constructive Discharge during the Protection Period, which is the period commencing three months preceding a Change in Control of the Company and ending 18 months following a Change in Control of the Company, the employment agreements provide for the NEO to receive a lump sum payment of 18 months’ base salary in the case of the NEO and 12 months’ base salary in the case of the other NEOs and reimbursement of medical insurance premiums for a period of 18 months in the case of the CEO and 12 months in the case of the other NEOs. In addition, all outstanding equity awards held by the NEO subject to time-based vesting will accelerate as of such termination of employment. The treatment of any equity awards subject to performance-based vesting will be as set forth in the applicable award agreements for such equity awards. For these purposes, a Change in Control of the Company is defined substantially the same as in the 2021 Plan.

As defined in the employment agreements, “Constructive Discharge” generally means (i) without the NEO’s consent, the assignment of the NEO to employment responsibilities or duties which are of materially lesser status and degree of responsibility than the NEO’s position, responsibilities or duties on the date when the NEO commenced employment; (ii) without the NEO’s consent, the requirement that the NEO be based anywhere other than within 100 miles in the case of the CEO (50 miles in the case of the other NEOs) of our office location on the date the NEO commenced employment; and (iii) a material reduction in the NEO’s total compensation, including any bonus for which he is eligible, other than a reduction in compensation that is part of a general reduction in compensation for the Company’s senior management.

As defined in the employment agreements, “Cause” generally means the NEO’s (i) material breach of the NEO’s proprietary information and noncompetition agreement with the Company; (ii) willful and reckless job-related material misconduct, including material failure to perform the NEO’s duties as an officer or employee; (iii) commission of fraud, misappropriation or embezzlement in connection with the Company’s business; (iv) conviction of, or plead of nolo contendere to, criminal misconduct (excluding parking violations, occasional minor traffic violations, or similar infractions); or (v) established use of narcotics, liquor or illicit drugs having a detrimental effect on the performance of the NEO’s employment responsibilities.

In connection with the appointment of Mr. Hykes as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Hykes with substantially the same terms described above. The employment agreement provides the following compensation for Mr. Hykes: (i) annual base salary of $640,000, (ii) target annual cash incentive of 75% of base salary (with the payout for 2024 prorated for the portion of the year during which Mr. Hykes serves as CEO), (iii) stock options to purchase 360,000 shares of the Company’s common stock upon the commencement of Mr. Hykes’ employment, and (iv) a cash sign-on bonus of $150,000 that is subject to repayment if Mr. Hykes’ employment is terminated by the Company for cause or if Mr. Hykes resigns other than for constructive discharge, as provided in the agreement. The stock options will vest as to 25% of the shares on the first anniversary of the date of grant and in successive equal monthly installments over the subsequent three years, subject to continued employment with the Company and the terms and conditions in the stock option agreement, which, in addition to the Company’s standard vesting terms, provide for continued vesting of stock options in the event Mr. Hykes’ employment is terminated by the Company without cause within the first two years following the grant date, subject to compliance with certain covenants.

Transition and Consulting Agreement with Mr. Yared

In connection with Mr. Yared’s retirement as President and Chief Executive Officer, the Company entered into a Transition and Consulting Agreement with Mr. Yared. Mr. Yared will be paid a consulting fee of $550 per hour and will be eligible to receive a bonus of $119,437.50 for 2024, which was determined by reference to what his target bonus would have been for 2024 and pro-rated for the first quarter of the year, subject to his performance under the consulting services and transition of his responsibilities to the new CEO. In addition, Mr. Yared will be entitled to continued vesting of his stock options so long as he complies with certain post-employment restrictive covenants and a stock ownership condition and he is in compliance with any consulting arrangement then in effect, and he will have until the earlier of five years from the date of termination of his employment or the stated expiration date of the option to exercise his stock options.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents information regarding outstanding equity awards held as of December 31, 2023 by our NEOs.

		Option Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)		Option Exercise Price ($)	Option Expiration Date
Nadim Yared	10/4/2006	31,037	—		0.237	8/6/2025
	7/29/2009	11,375	—		0.237	8/6/2025
	4/19/2011	11,377	—		0.237	8/6/2025
	7/1/2015	14,169	—		0.237	6/30/2025
	9/28/2016	37,093	—		0.237	9/27/2026
	2/16/2018	70,041	—		0.237	2/15/2028
	1/28/2019	77,424	—		0.237	2/15/2028
	7/24/2019	87,690	—		3.955	7/23/2029
	10/1/2020	101,084	—		4.350	9/30/2030
	10/1/2020	45,635	—		4.350	9/30/2030
	10/1/2020	35,513	9,346	(2)	4.350	9/30/2030
	2/4/2021	35,820	14,750	(2)	7.119	2/3/2031
	6/29/2021	61,125	36,675	(2)	18.000	6/28/2031
	1/18/2022	89,316	97,084	(2)	9.080	1/17/2032
	8/2/2022	20,000	40,000	(2)	9.010	8/1/2032
	1/18/2023	—	200,000	(2)	15.220	1/17/2033
Jared Oasheim	7/24/2020	11,732	—		3.955	7/23/2029
	10/1/2020	15,163	—		4.350	9/30/2030
	10/1/2020	6,844	—		4.350	9/30/2030
	10/1/2020	5,368	1,413	(2)	4.350	9/30/2030
	10/16/2020	30,026	7,902	(2)	4.350	9/30/2030
	2/4/2021	21,491	8,851	(2)	7.119	2/3/2031
	6/29/2021	22,937	13,763	(2)	18.000	6/28/2031
	1/18/2022	26,929	29,271	(2)	9.080	1/17/2032
	8/2/2022	6,666	13,334	(2)	9.010	8/1/2032
	1/18/2023	—	70,000	(2)	15.220	1/17/2033
Paul Verrastro	1/5/2021	55,467	25,339	(2)	5.141	1/4/2031
	2/4/2021	21,491	8,851	(2)	7.119	2/3/2031
	6/29/2021	11,875	7,125	(2)	18.000	6/28/2031
	1/18/2022	19,741	21,459	(2)	9.080	1/17/2032
	8/2/2022	6,666	13,334	(2)	9.010	8/1/2032
	1/18/2023	—	45,000	(2)	15.220	1/17/2033

(1)	As noted in the footnotes below, certain of these stock options have vested but remain subject to restrictions on exercise. In addition to the vesting schedules described in the footnotes below, each of the stock option grants disclosed in this table provides that vesting of 50% of the unvested portion of the stock option award (or our repurchase right, in respect of the option grants discussed in footnote (2)) will accelerate upon a Change in Control (as defined in the applicable award agreement), and the remainder of the unvested portion of the stock option (or our repurchase right, with respect to the option grants discussed in footnote (2)) will vest if, within six months following the effective date of a Change in Control, the NEO’s employment is terminated by the NEO due to Constructive Discharge or by us for any reason other than for Cause. Constructive Discharge and Cause are defined in the applicable award agreement and are consistent with the same terms included in executive employment agreements as described under “Employment Agreements” above.

(2)	The vesting schedule provides for 25% of the shares forming part of each grant to vest on the first anniversary of the grant date, and for 1/48th of the shares to vest monthly thereafter, subject to the NEO’s continuous employment through the relevant vesting dates.

(3)	The vesting schedule provides for 75% of the award to vest on the vesting commencement date and 25% of the award to vest 1/48th per month thereafter, subject to the NEO’s continuous employment through the relevant vesting dates.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all the Company’s equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	4,480,286	(1)	$9.79	2,174,836	(3)
Equity compensation plans not approved by stockholders	8,559	(2)	$1.72	—
Total	4,488,845		$9.77	2,174,836	(3)

(1)	Amount includes 1,628,242 shares of common stock issuable under the 2001 Plan pursuant to stock options outstanding thereunder and 2,852,044 shares of common stock issuable under the 2021 Plan pursuant to stock options outstanding thereunder.

(2)	Amount includes 8,559 shares of common stock issuable pursuant to stock options issued to the employers of certain non-employee directors, which were not issued under the 2001 Plan or the 2021 Plan, but that have terms substantially the same as the standard form of option agreement for other non-employee directors.

(3)	Amounts include 1,671,202 shares of common stock available for future issuance under our 2021 Plan and 503,634 shares of common stock available for issuance under our Employee Stock Purchase Plan (the “ESPP”). The number of shares available for issuance under our 2021 Plan increases automatically on the first day of each calendar year of the Company beginning January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the lesser of (a) 5% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase, or (b) such lesser number of shares as determined by the Board. The number of shares available for issuance under our ESPP increases automatically on January 1 of each calendar year of the Company beginning January 1, 2022 and ending on and including January 1, 2031, in an amount equal to the lesser of (i) 1% of the total number of shares outstanding as of December 31 of the immediately preceding calendar year, or (ii) such lesser number of shares determined by the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

The Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, the Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy but are reviewed on a regular basis by the Audit Committee.

Related Party Transactions

The following is a description of transactions to which we were a party since January 1, 2023 in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

The Company entered into the eighth amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with the holders of the Company’s outstanding convertible preferred stock, including entities with which certain of its directors are affiliated, and certain holders of common stock. Pursuant to the Investors’ Rights Agreement, the parties thereto, which include certain of our directors and executive officers, and entities affiliated therewith, are entitled to rights with respect to the registration of their shares of the Company’s common stock under the Securities Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent with your broker. Upon written request to Secretary, CVRx, Inc., 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445, or by telephone at (763) 416-2840, the Company will deliver promptly a separate copy of the Notice and, if applicable, proxy materials to any stockholder at a shared address to which it delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that the Company only send a single copy of the Notice and, if applicable, our proxy materials, please contact your broker if you are a beneficial holder through a broker, or, if you are a registered holder, contact our transfer agent, Equiniti Trust Company, LLC.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 9, 2024, is available without charge upon written request to Investor Relations, CVRx, Inc., 9201 West Broadway Avenue, Suite 650, Minneapolis, MN 55445 or by accessing a copy on the Company’s website at ir.cvrx.com/investor-relations in the Investors section under “Financial Information.” Information on or accessible through the Company’s website is not incorporated by reference in this Proxy Statement.

APPENDIX A
PROPOSED AMENDMENT
TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE VIII

A.       To the fullest extent permitted by the DGCL as the same exits or as may hereafter be amended, no director or officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

B.       Neither any amendment nor repeal of any of the foregoing provisions of this Article VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CVRX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41108-P07786 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CVRX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Mudit Jain
02) Kirk Nielsen
03) Martha Shadan

The Board of Directors recommends you vote FOR Proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EDGE20024744_x1_001